EXHIBIT 99.2

BLACK OAK GALLERY

BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$163,566	$366,410
Deferred expenses	525,217	-
Inventory	103,664	65,299
Total current assets	792,447	431,709
Furniture and equipment, net	681,896	702,294

TOTAL ASSETS	$1,474,343	$1,134,003

LIABILITIES
Current Liabilities:
Accounts payable	$177,228	$213,471
Accrued liabilities	2,076,810	1,584,220
Total current liabilities	2,254,038	1,797,691
Deferred tax liability	101,900	95,717

TOTAL LIABILITIES	2,355,938	1,893,408

SHAREHOLDERS' DEFICIT

Common stock, no par value; 100,000 shares authorized; 39,772.74 shares issued and outstanding at March 31, 2016; 10,000 shares issued and outstanding at December 31, 2015;	$10,100	$100
Accumulated deficit	(891,695)	(759,505)
Total shareholders' deficit	(881,595)	(759,405)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,474,343	$1,134,003

See accompanying notes to the financial statements.

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BLACK OAK GALLERY

STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended March 31,
	2016	2015

Revenue	$3,372,474	$2,845,407
Cost of goods sold	2,912,104	2,451,667
GROSS PROFIT	460,370	393,740
Selling, general and administrative expenses	515,692	420,637

LOSS FROM OPERATIONS	(55,322)	$(26,897)

Provision for income taxes	76,868	102,441
NET LOSS	$(132,190)	$(129,338)

See accompanying notes to the financial statements.

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BLACK OAK GALLERY

STATEMENTS OF CASH FLOWS

UNAUDITED

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(132,190)	$(129,338)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	48,111	40,309
Deferred expenses	(175,073)	(138,413)
Deferred rent	(28,484)	-
Deferred tax liability	6,183	-
Changes in operating assets and liabilities:
Inventory	(38,365)	(7,643)
Increase (decrease) in:
Accounts payable	(36,244)	70,605
Accrued liabilities	(169,215)	(33,969)

NET CASH USED IN OPERATING ACTIVITIES	(175,131)	78,377

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment purchases	(27,713)	(173,845)
NET CASH USED IN INVESTING ACTIVITIES	(27,713)	(173,845)

Decrease in cash	(202,844)	(95,468)
CASH AT BEGINNING OF YEAR	366,410	591,585
CASH AT END OF YEAR	$163,566	$496,117

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid	$70,000	$220,998

SUPPLEMENTAL DISCLOSURE FOR FINANCING ACTIVITIES
Common stock shares issued in settlement of liability	$10,000	$-

Accrual of business tax	$688,289	$553,652

See accompanying notes to the financial statements.

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BLACK OAK GALLERY

Notes to the Financial Statements

For the three months ended March 31, 2016

Unaudited

Note 1. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC") for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required for complete financial statements and should be read in conjunction with the audited financial statements and accompanying notes.

In management's opinion, the unaudited financial statements reflect all adjustments necessary to present fairly the financial position as of March 31, 2016, results of operations, and cash flows for all periods presented. The interim results presented are not necessarily indicative of results that can be expected for a full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are based on knowledge of current events and anticipated future events and accordingly, actual results may differ from those estimates.

Risks Related to Cash

The Company maintains cash in bank deposit accounts, which at times may exceed federally insured limits. At March 31, 2016, and December 31, 2015, the Company did not have any amounts in deposit accounts in excess of federal insurance limits. The Company also maintains cash in its cash vaults. The Company has not experienced any losses in such accounts.

Cash Equivalents

The Company considers only highly liquid investments such as money market funds and commercial paper with maturities of 90 days or less at the date of their acquisition as cash equivalents. At March 31, 2016, and December 31, 2015, the Company did not hold any such investments.

Note 2. Equity

The Company is authorized to issue 100,000 shares of its common stock without value. At March 31, 2016, and December 31, 2015, the total number of shares of the Company's common stock that were issued and outstanding was 39,772.74 and 10,000, respectively.

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BLACK OAK GALLERY

Notes to the Financial Statements

For the three months ended March 31, 2016

Unaudited

Common Stock

On September 28, 2012, the date of the Company's inception, the Company issued an aggregate of 10,000 shares of its common stock, 8,750 shares to Salwa Ibrahim and 1,250 shares to Derek Peterson, in consideration of $100.

October 1, 2012, the Company entered into a one year option agreement (the "Boss Option Agreement") with Boss Investments, Inc. ("Boss"), pursuant to which Boss was granted the right (the "Option") to purchase 50,000 shares (the "Option Shares") at an exercise price of $0.20 per share (the "Option Exercise Price"), which Option Shares were intended to represent a 50% ownership interest in the Company. The Company determined the fair value of the Boss Option Agreement at time of grant to be insignificant. Additionally, the Company determined that the Boss Option Agreement did not contain any non-standard, anti-dilutive features nor did it contain other terms causing it to be classified as a liability. During the year ended December 31, 2013, Boss paid the Option Exercise Price, but the Company did not issue the underlying shares.

Additionally, during the year ended December 31, 2013, the Company agreed to exchange shares for certain services from Derek Peterson and Martin Kaufman, related parties. The Company determined the value of these services to be de minimis.

On March 31, 2016, in connection with documentation required for the closing of the Merger, the Company determined that it had not issued the exercised or earned shares as noted above. As a result, the Company certificated 29,772.74 shares of the Company's common stock as follows: i) 19,886.37 shares to the equity holders of Boss, which shares represented a 50% ownership interest in the Company immediately prior to the closing of the Merger; ii) 3,522.73 shares to Derek Peterson, and iii) 6,363.64 shares to Martin Kaufman. Consequently, immediately prior to the closing of the Merger, the number of issued and outstanding shares of the Company's common stock was 39,772.74.

Note 3. Accrued Liabilities

Accrued liabilities at March 31, 2016, and December 31, 2015, are comprised of the following:

	March 31,	December 31,
	2016	2015
Sales tax payable	$869,149	$290,072
Income tax payable	869,930	869,245
Consignment payable	271,022	327,416
Deferred rent	-	28,484
Payroll liabilities	48,282	35,712
Other	18,427	33,291

Total accrued liabilities	$2,076,810	$1,584,220

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BLACK OAK GALLERY

Notes to the Financial Statements

For the three months ended March 31, 2016

Unaudited

Note 4. Commitments And Contingencies

The Company's executive offices are located in Oakland, California, at 578 W. Grand Ave., Oakland, California. The parcel on which the Blüm Campus is located is comprised of five buildings on an approximate 35,000 square foot lot, with approximately 17,000 square feet of rental space.

On March 29, 2016, the Company entered into a new Sub-Lease Agreement, which commences on April 1, 2016, for the property located at 578 W. Grand Ave., Oakland, California (the "2016 Lease") which new lease now covers the entire Blüm Campus, which lease term is six years, with an option to extend for one additional four year-term, has base rent of $28,000, and annual 3% rent increases.

Set forth below is a summary of current obligations as of March 31, 2016, comprised exclusively of the rental lease obligation to make future payments due by the period indicated below:

	Minimum	Monthly
The Blüm Campus 2016 Lease	Payments	Base Rent
2016	$252,000	$28,000
2017	$343,560	$28,840
2018	$353,867	$29,705
2019	$364,483	$30,596
2020	$375,163	$31,486
2021	$386,337	$32,431
2022	$97,293	$33,403

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